SCHEDULE 14C INFORMATION

                Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

[X]  Preliminary Information Statement

[ ]  Confidential, For Use of the Commission Only
     (as permitted by Rule 14c-5(d)(2))

[ ]  Definitive Information Statement

                              HART INDUSTRIES, INC.
                  (Name of Registrant As Specified In Charter)
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Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

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2) Aggregate number of securities to which transaction applies:

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3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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4) Proposed maximum aggregate value of transaction:

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5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

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2) Form, Schedule or Registration Statement No.:

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3) Filing Party:

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4) Date Filed:

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


                              HART INDUSTRIES, INC.
                         21031 Ventura Blvd., Suite 520
                            Woodland Hills, CA 91364
                             Telephone 818.702.7900
                             Facsimile 818.702.7916


                      NOTICE OF WRITTEN CONSENT IN LIEU OF
                         ANNUAL MEETING OF SHAREHOLDERS
                        to be effective August ___, 2001

                        --------------------------------

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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To Shareholders:

Hart Industries, Inc., a Nevada corporation ("Hart") hereby notifies its shareholders of record that stockholders holding a majority of the voting power of Hart plan to take the following action by written consent in lieu of an annual meeting, to be effective August ___, 2001:

1. To elect three persons, namely Sidney Haider, David Lister, and Zara Haider, to serve as Directors for the ensuing year and until the next annual meeting of shareholders or until their successors are duly elected and qualified.

2. To approve an amendment to the Articles of Incorporation to change the name of the corporation to H-Entertainment, Inc.

Only holders of common stock of record at the close of business on July __, 2001, (the "Record Date") are entitled to receive this notice. There are no dissenter's rights of appraisal in regard to these actions.

                                     By Order of the Board of Directors

Woodland Hills, California
July __, 2001

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

                              ELECTION OF DIRECTORS
                               -------------------

                                (Proposal No. 1)

Nominees for Director

The nominees for director are listed below. Information about each nominee is contained in the section entitled "Directors and Executive Officers."

Name                           Director Since
-------------                  --------------
Sidney Haider                  March 7, 2001
Zara Haider                    March 7, 2001
David Lister                   March 7, 2001


Under Nevada law, any action required or permitted to be taken at a meeting may be taken without a meeting if a written consent is signed by the stockholders holding at least a majority of the voting power. Stockholders holding a majority of the voting power of Hart have indicated that effective August ___, 2001 they will, by written consent, appoint the above referenced persons to serve as Directors.

The Articles of Incorporation and Bylaws provide for a Board of Directors consisting of not less than one nor more than seven directors. The current number of directors is three. It is proposed to reserve one Director position for the future expansion of the company.

All directors stand for election annually. Officers are elected to a term of one year or less, serve at the pleasure of the Board of Directors, and are entitled only to such compensation as is fixed by the Board.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of June 30, 2001, there were 6,375,198 outstanding shares of common stock. Each share of common stock is entitled to one vote per share.


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


  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS OF THE COMPANY;
                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

(a)  Identification of Directors and Executive Officers.

The following table sets forth certain information concerning Hart's directors and executive officers:

                         Position Held with                Date First
Name               Age      the Company               Elected or Appointed
-----------------  ---  --------------------------  ---------------------------
Sidney Z. Haider    33  President, CEO, Chairman    March 8, 2001 to Present
                        of the Board of Directors
Zara Haider         38  Vice President, Secretary,  March 8, 2001 to Present
                        Director
David Lister        41  Chief Operating Officer,    March 8, 2001 to Present
                        Director
Fred G. Luke        54  President, Director         July 24, 1993 to
                                                    December 28, 2000
Fred Graves Luke    79  Chief Financial Officer     July 31, 1993 to April 21,
                                                    April 21, 1996
                        Director                    July 31, 1993 to
                                                    December 28, 2000
Jon L. Lawver(1)    62  Chief Financial Officer     January 1, 1997 to
                                                    March 7, 2001
Wamiq A. Rahu       39  Director of Special         March 8, 2001 to Present
                        Projects/Games
Gary Coleman        33  Director of Advertising     March 8, 2001 to Present
                        Promotions and Publicity

(1) During the period of December 29, 2000 to March 7, 2001, Mr. Lawver served as the acting Chief Executive Officer of the Company.

All directors serve until Hart's next Annual Meeting of Shareholders and until their successors are elected and qualified. Hart's officers serve at the pleasure of the Board of Directors. The Board generally considers the status of the officers at the meeting of the Board following each Annual Meeting of Shareholders. Hart does not have any standing audit, nomination or compensation committees.

(b)  Business Experience

The following is a brief account of the business experience during the past five years of each director and executive officer of Hart, including principal occupations and employment during that period and the name and principal business of any corporation or other organization in which such occupation and employment were carried on.

Sidney Haider. President, Chief Executive Officer and Chairman of the Board of Directors since March 2001. Mr. Haider served as President, Chief Executive Officer and Chairman of the Board of Directors of Holoworld, Inc. from January 1997 to the present. Mr. Haider served as President and Chief Financial Officer for Everest Capital from December 1994 to December 1996. Everest Capital was a marketing company developed to assist internet-based online companies in their marketing and capital needs. Mr.

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

Haider has a Bachelor of Science degree in Mechanical Engineering from NED University of Engineering and Technology, Pakistan.

Zara Haider. Vice-President, Secretary, and Director since March 2001. Mrs. Haider served as Vice-President, Secretary, and Director of Holoworld, Inc. since January 1997 to the present. Mrs. Haider served as manager of E-Z Travel from March 1993 to September 1996. E-Z Travel was an international and domestic travel and tourism business. Mrs. Haider has Bachelor of Arts degree in Literature from St. Joseph College, Pakistan.

David Lister. Chief Operating Officer since March 2001. Mr. Lister has served as the Chief Operating Officer of Holoworld, Inc. since February of 2001. Mr. Lister served in a consulting capacity to Holoworld, Inc. from August 1998 to January 2001. From 1990 to 1998, Mr. Lister served as President of Starcom Television Services, Inc., a television post-production business. Mr. Lister has a high school diploma from Thousand Oaks High School in California.

Fred G. Luke. Mr. Fred Luke had been a Director, Chairman and President of Hart since July 24, 1993, until his resignation on December 28, 2000. Mr. Luke has over thirty (30) years of experience in domestic and international financing and the management of private and publicly held companies. Since 1982, Mr. Luke has provided consulting services and has served, for brief periods lasting usually not more than six months, as Chief Executive Officer and/or Chairman of the Board of various publicly held and privately held companies in conjunction with such financial and corporate restructuring services. In addition to his position with Hart, Mr. Luke currently serves as Chairman and Chief Executive Officer of NewBridge; Chairman and Chief Executive Officer of NuOasis Resorts, Inc. ("NuOasis"), Chairman and President of NuVen Advisors, Inc., ("NuVen Advisors") formerly New World Capital, Inc. ("New World"), Chairman and President of Diversified Land & Exploration Co. ("DL&E"). DL&E is a former publicly traded independent natural resource development company engaged in domestic oil and gas exploration, development and production. Mr. Luke also served as Chairman and President of Group V Corporation ("Group V"), former subsidiary of NuOasis, which trades on the OTC Bulletin Board. DL&E was formerly in the environmental services and natural gas processing business. NuOasis is a publicly held company whose shares are traded on the OTC Bulletin Board. NuOasis is a diversified holding company with overseas gaming and domestic pasta production subsidiaries. NuOasis Gaming is a publicly traded (OTC Bulletin Board) holding company with domestic gaming development activities. NuVen Advisors provides managerial, acquisition and administrative services to public and private companies including NuOasis, Group V, VEI and Hart pursuant to independent Advisory and Management Agreements. NuVen Advisors, which is controlled by Fred G. Luke, as Trustee of the Luke Family Trust, is an affiliate of Hart. NuVen Advisors is a stockholder of Group V, DL&E, NuOasis and Hart, and is also a beneficial stockholder of VEI. Mr. Luke also served from 1973 through 1985 as President of American Energy Corporation, a privately held oil and gas company involved in the operation of domestic oil and gas properties. From 1970 through 1985 Mr. Luke served as an officer and Director of Eurasia, Inc., a private equipment leasing company specializing in oil and gas industry equipment. Mr. Luke received a Bachelor of Arts Degree in Mathematics from California State University, San Jose in 1969.

Fred Graves Luke. Mr. Fred Graves Luke served as a Director and Chief Financial Officer of Hart from July 31, 1993 and resigned his position as Chief Financial Officer of Hart on April 21, 1996 and his position as a director on December 28, 2000. Mr. Luke also currently serves as Chairman of the Advisory

Board of NuOasis. Prior to his association with Hart, Mr. Luke served as Chief Executive Officer of three private firms operating oil and gas properties from 1954 until his retirement in 1985. He received his B.A. and LLB Degrees from the University of Arizona and was admitted to the bar in the State of Arizona in 1950. Mr. Luke served in the U.S. Army Air Corp. in World War II as a pilot and served in the U.S. Air Force as a legal officer during the Korean War.

Jon L. Lawver. Mr. Jon L. Lawver has been Chief Financial Officer of Hart since January 1997. Mr. Lawver has twenty-three (23) years of experience in the area of bank financing where he has assisted medium-sized companies ($5 million to $15 million) by providing expertise in documentation preparation and locating financing for expansion requirements. Mr. Lawver was with Bank of America from 1961 to 1970, ending his employment as Vice President and Manager of one of its branches. From 1970 to present Mr. Lawver has served as President and a Director of J.L. Lawver Corp., a financial consulting firm. Since 1988, Mr. Lawver has served as President and a Director of Eurasia, a private finance equipment leasing company specializing in oil and gas industry equipment. Mr. Lawver also serves as an executive officer of Fantastic Foods, Inc., formerly a wholly-owned subsidiary of NuOasis, Resorts, Inc.

Wamiq A. Rahu. Director of Special Projects/Games of HAC since March 2001. Director of Special Projects/Games of Holoworld, Inc. since March 1997. Mr. Rahu served as manager for Denny's Restaurants from 1995 to February 1997. He has a Bachelor of Science degree in Management from PECHS Foundation College, Pakistan.

Gary Coleman. Director of Advertising Promotions and Publicity of HAC since March, 2001. Director of Advertising Promotions and Publicity of Holoworld, Inc. since Jan 1998. Mr. Coleman has been an actor and involved in the entertainment industry since 1975. He has a high school diploma.

(c)  Identification of Certain Significant Employees.

     None.

(d)  Family relationships

Fred G. Luke is the son of Fred Graves Luke. Sidney Haider is married to Zara Haider. Other than these two relationships, there are no family relationships between any director or officer of Hart and any other director or officer of Hart.

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

(e)  Involvement in Certain Legal Proceedings.

     During the past five years, no director or officer of Hart has:

         1. Filed or has had filed against him a petition under the federal bankruptcy laws or any state insolvency law, nor has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of such person, or any partnership in which he was a general partner, or any corporation or business association of which he was an executive officer at or within two years before such filings.

         2.    Been convicted in a criminal proceeding.

         3. Been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting his involvement in any type of business, securities or banking activities; except, however, that Holoworld, Inc., Sidney Haider, Zara Haider, and/or other parties, have been the subject of cease and desist orders in Alabama, Arkansas, Hawaii, Iowa, Kansas, and Pennsylvania related to the violation of state securities laws, based upon the offering and sale to investors of the securities of Holoworld and/or its affiliates without registration or being in compliance with any applicable exemption from registration.

         4. Been found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state securities or commodities law, which judgment has not been reversed, suspended, or vacated.

(f)  Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires Hart's directors and officers and persons who own more than ten percent of Hart's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Directors, officers and greater than ten percent shareholders are required by SEC regulations to furnish the company with copies of all Section 16(a) reports filed.

Based solely on its review of the copies of the reports it received from persons required to file, Hart believes that during the period from January 1, 2000 through December 31, 2000 all filing requirements applicable to its officers, directors and greater than ten-percent shareholders were complied with.

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

EXECUTIVE COMPENSATION

(a)  Summary Compensation Table.

The following summary compensation table sets forth in summary form the compensation received during each of Hart's last three completed fiscal years by Hart's President and four most highly paid officers ("Named Executive Officers"). There were no officers who earned in excess of $100,000 per annum:

Name and Principal Position    Fiscal  Salary    Other Annual       Options
                                Year    ($)    Compensation ($)  Granted (#)(1)
                               ------  ------  ----------------  --------------
Fred G. Luke                    2000   48,000        N/A            300,000
Chairman and President (4-93    1999   54,000        N/A              N/A
to 12-00)                       1998   54,000        N/A              N/A

(1) Except for stock option plans listed below in subsection (b), Hart does not have in effect any plan that is intended to serve as incentive for performance to occur over a period longer than one fiscal year.

(b)  Stock Options

Options to purchase 1,030,000 shares of common stock were issued in December, 2000 at an exercise price of $1.00 per share. Options to purchase 20,000 shares of common stock were issued in October 1999 at an exercise price of $12.50 per share. The options are fully vested and expire on January 1, 2003. Options to purchase 10,000 shares of common stock were issued in January at an exercise price of $2.50 per share. The options are fully vested and expire on January 1, 2003.

All of the stock options outstanding at December 31, 1999 were exercised in September 2000. All of the stock options granted during 2000 were exercised in December 2000. At December 31, 2000, there were no outstanding stock options.

(c)  Long-Term Incentive Plans Table

There were no long-term incentive plans during the last three fiscal years.


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

(d)  Contracts with Named Executive Officer

In January 1995, Hart entered into an employment agreement with Mr. Luke, as amended effective January 1, 2000 through December 31, 2004, pursuant to which Mr. Luke is to hold the office of President and chairman of the Board of Directors. Pursuant to the agreement, Hart agreed to pay Mr. Luke $54,000 per annum in cash or in the company's common stock payable monthly in arrears, and granted him an option to purchase 1,000,000 shares of the Hart's common stock at an exercise price per share at the estimated fair value of $.01 at date of grant. The contract was cancelled upon Mr. Luke's resignation December 28, 2000. Mr. Luke exercised all his available and unexercised options during 2000. Hart expensed $48,000 during 2000 and $54,000 in 1999 and 1998, each, and nothing was owed to Mr. Luke as of December 31, 2000.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(a) and (b) Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth certain information regarding ownership of Hart's common stock as of June 30, 2001. The table includes (a) each person known by Hart to be the beneficial owner of more than 5% of Hart's common stock, (b) each director individually, (c) the named executive officer, and (d) the directors and officers of the company as a group. Unless otherwise indicated, the persons named in the table possess sole voting and investment power with respect to the shares listed (except to the extent such authority is shared with spouses under applicable law).

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

                                                        Amount and
                                                        Nature of
                         Name and Address               Beneficial   Percent of
Title of Class         of Beneficial Owner               Interest     Class(1)
--------------  --------------------------------       ------------  ----------
$.01 par value  Holoworld, Inc.
Common Stock    21031 Ventura Blvd. # 520
                Woodland Hills, California 91364       3,614,286(2)    56.4%

                Alisocor LLC
                c/o Holoworld, Inc.
                21031 Ventura Blvd. # 520
                Woodland Hills, California 91364       1,385,714(2)    21.6%

                Sidney Haider
                c/o Holoworld, Inc.
                21031 Ventura Blvd. # 520
                Woodland Hills, California 91364         670,302(3)    10.5%

                Zara Haider
                c/o Holoworld, Inc.
                21031 Ventura Blvd. # 520
                Woodland Hills, California 91364         446,868(3)     7.0%

                David Lister, Director
                c/o Holoworld, Inc.
                21031 Ventura Blvd. # 520
                Woodland Hills, California 91364               0          -

                All Officers and Directors as a Group  1,117,170(3)    17.5%
  ------------------------------
  (1) Based upon 6,375,198 outstanding shares of common stock, after giving effect to the 1 for 25 reverse stock split in 2000.

  (2) Based upon the 5,000,000 shares of HRII common stock received at the Closing, prior to the liquidating distribution to the equity owners of Holoworld, Inc. and Alisocor.

  (3) Reflects the amount of shares of HRII common stock that will be received by this individual once the liquidating distribution to the equity owners of Holoworld, Inc. and Alisocor takes place.

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

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Hart has entered into two (2) separate Advisory Agreements as of March 9, 2001. One of these agreements is with NewBridge Capital Inc., and the other is with Fred G. Luke individually (collectively, the "Advisors"). Both Agreements are for financial advisory services in connection with the acquisition of the Holoworld business. Mr. Luke and some of his affiliates were controlling or significant owners of the total issued and outstanding common stock of HRII prior to the acquisition of Holoworld. The services to be provided by the Advisors under the Advisory Agreements are delineated in the Advisory Agreements, which were filed as exhibits to the Form 8-K filed on March 26, 2001. The Advisory Agreements provide for compensation of the Advisors with a monthly fee equal to Five Thousand Dollars ($5,000) in the aggregate, payable monthly in advance in cash. The initial term of the Advisory Agreements is for two (2) years, with an effective date retroactive to the date the services were first performed by the Advisors, which was on or about December 1, 2000. At the conclusion of the initial term, the Advisory Agreement will automatically be extended on an annual basis unless the Advisors or HRII serve written notice on the other party terminating the Advisory Agreement.

Prior to entering into the Advisory Agreements of March 9, 2001, Hart terminated an advisory agreement with NuVen Advisors, which was effective January 1, 1998, as amended October 1, 1999 (the "Nuven Agreement"). NuVen Advisors had an advisory agreement in effect since 1994. In 2000, the NuVen Agreement was assumed by NewBridge. The Nuven Agreement had been entered into by Hart in order for Nuven Advisors to assist in the management of the limited operations of Hart for a fee of $3,500 per month, expiring January 1, 2003. The Nuven Agreement also called for Hart to pay a fee of One Million Dollars ($1,000,000) to NuVen Advisors upon the close of an acquisition transaction. This fee was paid to NewBridge in March 2001 by the assumption of the subscription notes receivable reported in the Financial Statements for the period ending December 31, 2000. Hart had no balance due to NuVen Advisors as of December 31, 2000.

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

                      NAME CHANGE TO H-ENTERTAINMENT, INC.
                      ------------------------------------

                                (Proposal No. 2)

Stockholders holding a majority of the voting power of the company have indicated that effective August ___, 2001 they will, by written consent, approve an amendment to the Articles of Incorporation to change the name of the corporation to H-Entertainment, Inc.

                                  OTHER MATTERS
                                  -------------

While under Nevada law the stockholders holding a majority of the voting power of Hart can take action by written consent without a meeting, the Board of Directors has no knowledge of any matters to be taken other than those referred to above.

                         FINANCIAL AND OTHER INFORMATION
                         -------------------------------

Enclosed with this information statement is a copy of the company's annual report to the Securities and Exchange Commission on Form 10-KSB for the fiscal year ended December 31, 2000 and the company's Form 10-Q for the period ended March 31, 2001.


                                      By Order of the Board of Directors


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